Exhibit 99.1

Crown Reserve Acquisition Corp. I Announces the Pricing of $150,000,000 Initial Public Offering

Grand Cayman, Cayman Islands, Nov. 06, 2025 (GLOBE NEWSWIRE) -- Crown Reserve Acquisition Corp. I (the “Company”) announced today the pricing of its initial public offering of 15,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading tomorrow, November 7, 2025, under the ticker symbol “CRACU.” Each unit consists of one Class A ordinary share, one-half of one redeemable warrant, and one right (the “Share Right”) to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional shares will be issued in connection with the exchange of Share Rights. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares, warrants, and Share Rights will be listed on the Nasdaq under the symbols “CRAC”, “CRACW”, and “CRACR”, respectively. The offering is expected to close on November 10, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but will focus on industries where the Company has core competencies and experiences, such as pharma, medical technology and medical equipment, and healthcare IT industries.

The Company’s management team is led by Prashant Patel, its Chief Executive Officer and Chairman, and Eric Sherb, its Chief Financial Officer and Director. In addition, the Board includes Michael Peterson, Donald G. Fell, Avinash Wadhwani, and Mayur Doshi.

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, is acting as the sole book-running manager for the offering. In addition, Thunder Rock Capital, LLC (https://www.thunderrockcapital.com), a division of Finalis Securities LLC, acted as an advisor to the Company’s management team.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on September 26, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Crown Reserve Acquisition Corp. I
Eric Sherb
Chief Financial Officer

Conyers Trust Company (Cayman) Limited
PO Box 2681
Grand Cayman KY1-1111,
Cayman Islands
Tel: (813) 501-3533